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                                                           LOCATION:  GOLDEN, CO
                                                       14123 DENVER WEST PARKWAY
                                                                  E/NBC SUBLEASE

                                OFFICE SUBLEASE
                                ---------------

     THIS OFFICE SUBLEASE ("Sublease") made and entered into as of December 20, 1996, (the "Effective Date") by and between Boston Chicken, Inc., a Delaware corporation as sublessor (herein the "Landlord") and Einstein/Noah Bagel Corp., a Delaware corporation as sublessee (herein the "Tenant").

     1.  FUNDAMENTAL TERMS AND ATTACHMENTS.
         ---------------------------------

        (a) FUNDAMENTAL TERMS.  The following is a summary schedule of certain
            -----------------
    fundamental terms of this Sublease and where appropriate the definition of certain defined terms contained in this Sublease:

               (i)    Landlord:   Boston Chicken, Inc.
                      Address:    14123 Denver West Parkway
                                  Golden, CO  80401
                                  ATTN:  Legal Department

               (ii)   Tenant:     Einstein/Noah Bagel Corp.
                      Address:    14123 Denver West Parkway
                                  Golden, CO  80401
                                  ATTN:  Legal Department

               (iii)  Address of
                      Building:   14123 Denver West Parkway
                                  Golden, CO  80401

               (iv)   Address of
                      Premises:   14123 Denver West Parkway
                                  Second Floor
                                  Golden, CO  80401

               (v)    Gross Square Footage of Premises:   37,960 square feet.
                      Gross Square Footage of the Building: 94,794 square feet (approximately)

               (vi)   Rent:

                      Lease Years     Annual Rent     Monthly Rent
                      -----------     -----------     ------------
                          1-5         $455,520.00      $37,960.00

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               (vii)  Commencement Date:  The Effective Date

               (viii) Expiration Date:    December 30,  2001

               (ix)   Term:  Five  (5) Years, less one day

               (x) Extension(s): Five (5) of Five (5) Years each, except that each extension period shall expire on December 30 of the Final Year of the extension period unless extended as provided herein, unless this Sublease has previously expired or terminated.

               (xi)   Rent for Extension(s):

                      Lease Years     Annual Rent     Monthly Rent
                      -----------     -----------     ------------
                      6-10            $523,848.00      $43,654.00
                      11-15           $602,424.00      $50,202.00
                      16-20           $692,784.00      $57,732.00
                      21-25           $796,692.00      $66,391.00
                      26-30           $916,200.00      $76,350.00


               (xii) Lease Year: Shall be defined as that twelve (12) month period (except for the last year of the Term or any Extension which shall be one (1) day less than a twelve
                      (12) month period) during the Term or any Extension commencing on the Commencement Date or the anniversary thereof, as may be applicable; provided, however, that if the Commencement Date is a day other than the first day of a calendar month, then the first Lease Year shall include that period of time from the Commencement Date up to the first day of the next calendar month and the following twelve (12) months, and any subsequent Lease Year shall be the twelve (12) month period beginning on the anniversary of the first day of the next calendar month following the Commencement Date. (Except for the last year of the Term or any Extension which shall be one (1) day less than a twelve (12) month period.)

               (xiii) Lease Month: Shall be defined as those successive calendar month periods beginning with the Commencement Date and continuing through the Term or any Extension (except for the last month of the Term or any Extension which shall be one (1) day less than that last month); provided, however, if the Commencement Date is a day other than the first day of a calendar month, then the first Lease Month shall include that period of time from the Commencement Date up to the first day of the next calendar month, and each subsequent Lease Month shall be a calendar month period beginning on the first day of each succeeding calendar month. (Except for the last month of

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                      the Term or any Extension which shall be one (1) day less
                      than that last month.)

               (xiv) Property: That certain parcel of land together with the Building and Common Areas, as hereinafter defined, all structures, improvements and fixtures located thereon from time to time together with any rights, right of ways (public or private) easements and servitudes appurtenant thereto owned by Landlord and legally described on Exhibit A, attached hereto and incorporated herein by this reference.

               (xv) Building: The three-story plus basement office building consisting of approximately 94,794 square feet of space located on the Property in which the Premises is located.

        (b)  EXHIBITS.  The following exhibits are attached hereto and, by this
             --------
    reference, incorporated herein:

             Exhibit A - Legal Description of the Building
             ---------

             Exhibit B - Floor Plan of the Premises
             ---------

             Exhibit C - Term Commencement Agreement
             ---------

             Exhibit D - Master Lease
             ---------

     2.  MASTER LEASE.  Landlord has as of the Effective Date sold the Building
         ------------
in which the Premises forms a part and leased back the Building pursuant to that certain Lease Agreement dated as of the Effective Date herein, as the same may be amended or restated from time-to-time (the "Master Lease") between the Prudential Insurance Company of America and its successors and assigns as landlord (the "Master Landlord") and Landlord as tenant. Tenant agrees notwithstanding anything to the contrary contained in this Sublease, that this Sublease and Tenant's rights and remedies hereunder shall be subject and subordinate to the Master Lease, a copy of which is attached hereto and incorporated herein by this reference as Exhibit D, and Tenant further agrees that it will take no action that would violate the Master Lease or cause Landlord to breach or be in default under the terms and conditions of the Master Lease.

     3.  DEMISE OF PREMISES.  In consideration of the mutual covenants contained
         ------------------
herein and subject to the terms and conditions of the Master Lease, Landlord hereby subleases to Tenant and Tenant hereby subleases from Landlord that certain premises (the "Premises") located within the Building which Premises is more particularly depicted and outlined in red on Exhibit B attached hereto and made a part hereof. Landlord and Tenant agree that it is the intention of the parties hereto that this Sublease is to be a triple net "care free" sublease. Except as specifically set forth herein, all costs and expenses associated with the Premises are to be borne by Tenant.

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     4.  TERM.  The Term shall commence on the Commencement Date and expire on
         ----
the Expiration Date. Landlord and Tenant agree within thirty (30) days following the Commencement Date to enter into the Term Commencement Agreement, attached hereto as Exhibit C and made a part hereof, confirming the term, rent and charges, provided that the term or any extensions hereof shall automatically terminate in the event of the expiration or earlier termination of the Master Lease.

     5.  EXTENSIONS.  The Term of this Sublease may be extended for five  (5)
         ----------
additional periods of five (5) years each ("Extension(s)"), commencing at midnight on the date on which the Term or the preceding Extension expires, under the same terms and conditions set forth herein except the rent shall increase as set forth in Section 1(a) (xi) hereof. Each Extension shall be automatic and the parties shall be bound by this Sublease for such Extension unless Tenant gives Landlord notice, at least one hundred eighty (180) days prior to the expiration of the Term or preceding Extension, that Tenant does not intend any further Extension to occur, in which case the Term or the Extension shall expire at the end of the Term or the current Extension. Notwithstanding anything to the contrary contained in this Sublease with respect to the last three (3) Extension periods granted Tenant hereunder such Extension periods and Tenant's right of extension hereunder shall only be effective and valid if Landlord exercises its right to extend the term of the Master Lease. If Landlord fails or for any reason elects not to exercise its right to extend any extension period under the Master Lease, it being agreed by Tenant that Landlord has no duty or obligation to extend the Master Lease, then this Sublease will expire one (1) day prior to the expiration of the Master Lease.

     6.  RENT.     From and after the Commencement Date, during the Term, Tenant
         ----
agrees to pay to Landlord Office Space Rent in the amounts set forth in Section 1(a)(vi) or, if during an Extension, the amount set forth in Section 1(a)(xi) (collectively, "Rent"). Tenant shall pay the Rent to Landlord in equal monthly installments in advance, without setoff, deduction or abatement, making the first monthly installment payment no later than five (5) days following the Commencement Date and each subsequent installment thereafter on the first day of each and every calendar month during the Term and Extension(s), if exercised. If Landlord maintains the books and records of Tenant, Landlord at its option may elect to make automatic transfers of all Rent, additional rent and charges hereunder and utilize its thirteen (13) period fiscal year accounting schedule for all payments hereunder.

     7.  IMPROVEMENT TO THE PREMISES.  Landlord has completed all of its
         ---------------------------
improvements to the Premises and Tenant has accepted the Premises and improvements and agrees Landlord has no further duty or obligation to improve, repair or maintain the Premises except as specifically set forth herein.

     8.  USE OF COMMON AREAS.  TAX, ADMINISTRATIVE, INSURANCE AND BUILDING
         -----------------------------------------------------------------
OPERATING COSTS.   During the Term and Extension(s), if exercised, Tenant shall
----------------
have a non-exclusive easement to use the common areas of the Building and Property ("Common Areas") designated as such by Landlord from time to time. Such use of the Common Areas by Tenant shall be subject to the use thereof by Landlord and Landlord's Tenants and its and their officers, directors, employees,

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shareholders, customers, invitees, agents and contractors, the exclusive control and management of Landlord and the rules and regulations promulgated from time to time by Landlord in its discretion.

     The term "Common Areas" as used in this Sublease shall mean those areas and facilities designated from time-to-time by Landlord for the use and benefit of Tenant in common with Landlord, the other tenants and occupants of the Building and such other persons Landlord may designate from time-to-time. The exterior Common Areas shall include the curb cuts, driveways, parking areas, walkways, service drives and loading docks and the interior Common Areas shall include the entrances and exits, public hallways, reception area, stairways, elevator, break rooms, eating areas, conference rooms, storage areas, public rest rooms and work out facilities excluding areas intended for the exclusive use of the Landlord and other tenants or occupants in the building.

     Landlord shall operate, repair, replace and maintain the Common Areas. Landlord reserves the right to make changes to the Common Areas, construct and install temporary or permanent improvements and make such use of the Common Areas from time to time in Landlord's sole discretion.

     Tenant agrees to reimburse Landlord for its pro rata share of all costs involved in the ownership, operation, upkeep, maintenance, repair and replacement of the Building, Premises and Common Areas and all services and goods supplied to Tenant by Landlord ("Building Operating Costs") during the Term and Extension(s), if exercised. Building Operating Costs shall mean: All costs and expenses of operation upkeep, repair, replacement and maintenance of the Building, Premises, Common Areas and all services and goods supplied to Tenant by Landlord including without limitation any costs, expenses or fees borne or paid by Landlord under the terms of the Master Lease, except subleasing fees and costs, real and personal property taxes and assessments and any tax in addition to or in lieu thereof, whether assessed against Landlord or Tenant, insurance including the cost of casualty and liability coverage for the Property, Building, Common Areas and all other improvements and such other coverages deemed appropriate by Landlord in its reasonable judgment or required under the terms of any financing arrangements made by Landlord including a so called "Sale/Leaseback" transaction, ("Financing") utilities, electrical, gas, water, sewer, lighting, telephone, wiring, cabling, heating, air-conditioning, and ventilating services, supplies, license, permit and inspection fees, cost of services of independent contractors, property management fees, cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation, maintenance, management and repair of the Building, Premises and Common Areas, its equipment and the walks, malls and landscaped areas; maintenance, repair, replacement and operating expense related to the Building, Premises and Common Areas, landscaping, parking areas, lighting, signage, drives and truck docks, kitchen and conference areas, health and recreation facilities, telecommunication, computer, data and cabling lines and services, administrative services and facilities including receptionists, secretarial, clerical, coordination and administrative services and personnel, postal, courier, delivery and mail facilities and mail distribution, storage and office supplies, copying and fax services, also including janitorial, trash removal, gardening, security, parking, operating

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engineer, elevator, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning, window washing, signage and advertising, reserves for replacement, and rental expenses or a reasonable allowance for depreciation of personal property used in the maintenance, operation and repair of the Building, together with an administrative and management fee not to exceed fifteen percent (15%) of the Building Operating Costs. "Tenant's Proportionate Share" of the Building Operating Costs shall be forty percent (40%) of the Building Operating Costs.

     Tenant's Proportionate Share of Building Operating Costs shall be paid by Tenant in equally monthly installments, as additional rent hereunder, at the times and in the manner of the payment of Rent, in such amounts as are estimated by Landlord from time to time during the Term and Extension(s), if exercised.

     Landlord's estimates of Building Operating Costs shall be reconciled within ninety (90) days of the end of each Lease Year. If the total estimated payments of Building Operating Costs paid by Tenant for the Lease Year are less than Tenant's Proportionate Share of Building Operating Costs Tenant shall pay the difference to Landlord within twenty (20) days of notice from Landlord. If the total estimated payments of Building Operating Costs paid by Tenant for the Lease Year are greater than Tenant's Proportionate Share of Building Operating Costs Landlord shall credit the difference toward the next estimated payment(s) of Building Operating Costs.

     The following costs shall be excluded from Building Operating Costs: the cost of work performed exclusively for other tenants or prospective tenants, the cost of work covered by insurance proceeds or a condemnation award, leasing and brokerage commissions, depreciation, amortization of principal and interest expense with respect to Landlord's financing.

     Subject to the reimbursement of Tenant's Proportionate Share, Landlord shall maintain fire, property, sprinkler, boiler and casualty insurance, including vandalism, malicious mischief and all other extended coverage endorsements on the Property, Common Areas, Building and all other improvements on the Property for the full replacement cost thereof with no deduction for depreciation. Landlord shall maintain comprehensive general public liability insurance against claims for personal injury, death or property damage occurring in or about the Property, Building and Common Areas in the following minimum amounts:

          $1,000,000.00 with respect to the injury to or death of a single person.
          $2,000,000.00 with respect to the injury or death of more than one person.
          $250,000.00 with respect to property damage.

or such additional coverages and such increased amounts of coverage as Landlord in its reasonable judgment shall determine from time-to-time or required by any person or entity providing financing to the Landlord including the requirements of any purchaser in a Sale/Leaseback transaction . At Tenant's request Landlord shall provide Tenant with a

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Certificate of Insurance naming Tenant as a coinsured with respect to the general liability coverage as to the Common Areas.

     9.  USE
         ---

         9.1 USE. The Premises shall be used and occupied by Tenant for general office purposes and an approximately 3,600 square foot test kitchen and for no other purpose without the prior written consent of Landlord.

         9.2 SUITABILITY. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, Building and Common Areas or with respect to the suitability of or for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in this Sublease. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises, Building and Common Areas are fully satisfactory and acceptable to Tenant.

         9.3  USES PROHIBITED.
              (a) Tenant shall not do or permit anything to be done in or about the Premises, Building or Common Areas nor bring or keep anything therein which will in any way increase the existing rate or affect any fire or other insurance upon the Premises, Building, Common Areas or any of its contents, or cause a cancellation of any insurance policy covering Premises, Building Common Areas or any part thereof or any of its contents, nor shall Tenant sell or permit to be kept, used or sold in or about said Premises any articles which may be prohibited by a standard form policy of fire insurance.

              (b) Tenant shall not do or permit anything to be done in or about the Premises which will any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

              (c) Tenant shall not knowingly use the Premises or knowingly permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation or requirement of duly constituted public authorities now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may be in force hereafter and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not relating to or affecting the condition, use or occupancy of the Premises, or not related or afforded by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant, in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinances and governmental rules, regulations or requirements now in force or

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which may be in force hereafter and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not relating to or affecting the condition, use or occupancy of the Premises, or not related or afforded by Tenant's improvement or acts, shall be conclusive of the fact as between Landlord and Tenant.

     10.  SERVICE AND UTILITIES.
          ---------------------

          10.1 LANDLORD'S OBLIGATIONS. Landlord agrees to furnish to the Premises, subject to reimbursement by Tenant as set forth herein, during reasonable hours of generally recognized business days, to be determined by Landlord and subject to the Rules and Regulations of the Building, water, gas and electricity suitable for the intended use of the Premises, heat and air conditioning required in Landlord's judgment for the comfortable use and occupancy of the Premises, scavenger, janitorial and window washing service and elevator service. Such utilities shall be available on a 24-hour, 7-day basis upon Tenant's request. Landlord shall also maintain and keep lighted the common stairs, entries and toilet rooms in the Building.

          10.2 TENANT'S OBLIGATIONS. Tenant shall pay for, prior to delinquency, all telephone services and all other materials and services, not included in Building Operating Costs, which may be furnished to or used in, on or about the Premises during the Term of this Sublease and Extension(s), if exercised.

          10.3 NON-LIABILITY. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent by reason of Landlord's failure to furnish any of the foregoing services or utility services. Landlord shall not be liable under any circumstances for loss of or injury to property or persons occurring, through or in connection with or incidental to the failure to furnish any of the foregoing, unless due to the negligent or intentional acts of Landlord, its agents and employees.

     11.  MAINTENANCE AND REPAIRS
          -----------------------

          (a) Landlord's Obligations. Landlord shall maintain in good order, condition and repair the Building, Premises and Common Areas, subject to reimbursement by Tenant as set forth herein.

          (b) Tenant's Obligation.

               (1) Tenant at Tenant's sole cost and expense, except for services furnished by Landlord as set forth herein, shall maintain the Premises in good order, condition and repair including the interior surfaces of the ceilings, walls, windows and floors, all doors, partitions, plumbing, pipes, electrical wiring, switches, fixtures, furniture and equipment.

               (2) Upon the expiration or earlier termination of this Sublease, Tenant shall surrender the Premises in the same condition as received, ordinary wear and tear

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excepted, and shall promptly remove or cause to be removed at Tenant's expense from the Premises and the Building, all articles of personal property, business and trade fixtures, machinery, equipment, furniture and movable partitions owned by and installed by Tenant and approved by Landlord at its expense.

               (3) Tenant agrees to repair any damage to the Premises, Building and Common Areas caused by or in connection with the removal (whether or not such removal is requested by Landlord) of any articles of personal property, business or trade fixtures, machinery, equipment, furniture, movable partitions, alterations, improvements or additions, including without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction, all at Tenant's sole cost and expense. Tenant shall indemnify the Landlord against any loss or liability resulting from failure or delay by Tenant in so surrendering the Premises, including without limitation any claims made by any succeeding tenant founded on such failure or delay.

               (4) In the event Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant written notice to do such acts as are reasonably required to commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at ten percent (10%) per annum from the date of such work. Landlord shall have not liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

          (c) Compliance with Law. Tenant shall at its sole expense do all acts required to comply with all applicable laws, ordinances, regulations and rules of any public authority relating to their respective maintenance obligations as set forth herein.

     12.  ALTERATIONS AND ADDITIONS
          -------------------------

          (a) Tenant shall make no alterations, additions or improvements to the Premises or any part thereof other than as specified in this Sublease, without in each instance obtaining the prior written consent of Landlord. Such consent shall not be unreasonably withheld, but will be contingent upon submission to and approval by Landlord of plans and specifications and contractor. If Tenant makes any alterations, additions or modifications, then Landlord at its option and in its sole discretion may accept and retain all or any part of those alterations, additions or modifications or require Tenant to remove the same in whole or in part and to repair or restore at Tenant's expense the Premises to the same conditions as they were in at the time they were accepted by Tenant. Tenant hereby expressly waives any argument Tenant may have or make, that Landlord consented to, or waived its right or is estopped by reason of actual or constructive knowledge to object to or challenge, any alteration, addition or modification made without such prior written consent.

          (b) Landlord may impose as a condition to the aforesaid consent such requirements as Landlord may deem necessary in its sole discretion, including without

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limitation thereto, the manner in which the work is done, a right of approval of the contractor by whom work is to be performed, and the times during which it is to be accomplished.

          (c) All alterations, additions or improvements shall at the expiration or earlier termination of the Sublease become the property of Landlord and remain upon and be surrendered with the Premises, unless Landlord elects prior to the termination or earlier expiration of this Sublease to require Tenant to restore the Premises pursuant to Paragraph 11(a) above or to remove promptly upon the termination or earlier expiration of this Sublease all or certain specified alterations, additions or improvements made to the Premises, and to repair any damage to the Premises from such removal. Tenant shall indemnify the Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation any claims made by any succeeding Tenant founded on such delay above.

          (d) All articles of personal property and all business and trade fixtures, all movable machinery, equipment, furniture and partitions (excluding items affixed to walls, ceilings, or floors) owned and installed by Tenant at its expense and approved by Landlord in the Premises shall be and remain the property of Tenant, and must be removed by Tenant at Tenant's expense upon the termination or earlier expiration of this Sublease. Tenant shall reimburse Landlord upon demand for the cost of any loss, liability or damage caused by or resulting from such removal or from Tenant's failure to so remove.

     13.  ENTRY BY LANDLORD
          -----------------

          Landlord, its employees, agents and contractors reserve and shall have the right to enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers, lenders or tenants, to post notices of non-responsibility and "for lease" signs, and to alter, improve or repair the Premises and any portion of the Building without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked unreasonably thereby, and further providing that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times retain a key with which to unlock all of the doors in, upon and about the Premises and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises and any entry to the Premises obtained by Landlord by any of said means, or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainment of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

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     14.  LIENS
          -----

          Tenant shall keep the Premises and any Building and Common Areas of which the Premises are a part free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released d of record by payment or posting of proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation to cause the same to be released d by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith including attorney's fees and costs shall be payable to Landlord by Tenant on demand with interest at the rate of ten percent (10%) per annum. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by Law, or which Landlord shall deem proper, for the protection of Landlord, the Building, Premises, Common Areas and any other person or entity having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least ten (10) business days prior written notice of the expected date of commencement of any work relating to alterations or additions to the Premises and Landlord's prior written consent thereto.

     15.  INDEMNITY.
          ---------

          15.1  INDEMNITY.   Tenant shall indemnify and hold Landlord harmless
from and defend Landlord against any and all claims of liability for any injury or damage to any person or property whatsoever; (1) occurring in, on or about any facilities (including, without prejudice to the generality of the term "facilities," rest rooms, elevators, stairways, passageways, hallways and parking areas), the use of which Tenant may have in conjunction with other Tenants of the Building including the Common Areas, when such injury or damage is caused in part or in whole by the act, neglect, fault or omission of any duty with respect to the same by Tenant, its agents, contractors, officers, directors, shareholders, customers, employees or invitees. Tenant shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Sublease, or arising from any act or negligence of Tenant, or any of its agents, contractors, employees, officers and directors and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord, provided, however, that Tenant shall not be liable for damage or injury occasioned by the negligence or intentional acts of Landlord and its designated invitees, agents or employees.

          15.2  INDEMNITY.   Landlord shall indemnify and hold Tenant harmless
from and defend Tenant against any and all claims of liability for any injury or damage to any person or property whatsoever; (1) occurring in, on or about any facilities (including, without prejudice to the generality of the term "facilities," rest rooms, elevators, stairways, passageways, hallways and parking areas), the use of which Landlord may have in conjunction with other Tenants of the Building including the Common Areas, when such injury or damage is caused in part or in whole by the act, neglect, fault or omission of any duty with respect to the same by Landlord, its agents, contractors, officers, directors, shareholders, customers, employees or invitees. Landlord shall further indemnify and hold Tenant harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Sublease, or arising from any act or negligence of Landlord, or any of its agents, contractors, employees, officers and directors and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon. In case any action or proceeding is brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant, provided, however, that Landlord shall not be liable for damage or injury occasioned by the negligence or intentional acts of Tenant and its designated invitees, agents or employees.

     Tenant, as a material part of the consideration of Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, Building and Common Areas from any cause and Tenant hereby waives all claims in respect thereof against Landlord, except where such damage or injury is due to the negligence of Landlord, its agents and employees.

          15.3 EXEMPTION OF LANDLORD. Notwithstanding anything to the contrary contained in Section 14.2 of this Sublease to contrary, Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, officers, directors, shareholders, agents, invitees, or customers, or any other person in or about the Premises, Building or Common Areas caused by or resulting from fire, steam, electricity, gas, water or rain, acts of God, casualty loss or matters beyond Landlord's control which may leak or flow from or into any part of the Premises, or from the breakage, leakage, destruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, heating, lighting fixtures or other damage, whether the damage by injury from conditions arising upon the Premises or upon other portions of the Building or Common Areas of which the Premises are a part, or from other sources, except where such injury or damage is due to the negligent or intentional acts of Landlord, its agents and employees. Landlord shall not be liable for any damages arising from acts of neglect of any other Tenant(s), its, or their officers, directors, employees, invitees, customers, agents and contractors of the Building.

     16.  INSURANCE
          ---------

          16.1 COVERAGE. Tenant shall, at all times during the term of this Sublease, and at its own cost and expense procure and continue in force the following insurance coverage:

          (a) Bodily injury and property damage comprehensive commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than $2,000,000, or such higher amounts and coverages as Landlord may reasonably require.

          (b) Property Damage, and fire Insurance including vandalism malicious mischief, and all extended coverage endorsements an amount equal to the full replacement value (no deduction for depreciation) of all fixtures, furniture and improvements installed and/or owned by Tenant.

          16.2 INSURANCE POLICIES. The aforementioned minimum limits of policies shall in no event limit the liability of Tenant hereunder. The aforesaid insurance shall name Landlord and Landlord's lender(s) and Master Landlord as additional insureds. Said insurance shall be with companies having a rating of not less than a Class A (vii) in "Best's Key Rating Guide". Tenant shall furnish from the insurance companies or cause the insurance companies to furnish certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modifications or cancellation except after thirty (30) days prior notice in writing to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Tenant shall, at least twenty
(20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge Tenant the premium together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Sublease.

          16.3 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, shareholders, employees, agents, contractors and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against in any fire and extended coverage insurance policy which either party may have in force at the time of such loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Sublease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Sublease.

     17.  DAMAGE OR DESTRUCTION.
          ---------------------

          17.1 PARTIAL DAMAGE - INSURED. In the event the Premises or the Building are damaged by any casualty which is covered under fire and extended coverage insurance carried by Landlord, then Landlord shall restore such damage provided insurance proceeds are available to the cost of restoration and provided such restoration can be completed within sixty (60) days after the commencement of the work in the opinion of a registered architect or engineer appointed by Landlord. In such event this Sublease shall continue in full force and effect.

          17.2 PARTIAL DAMAGE - UNINSURED. In the event the Premises or the Building are damaged by a risk not covered by Landlord's insurance, or if the restoration cannot be accomplished within sixty (60) days after the commencement of work in the opinion of the registered architect or engineer appointed by Landlord, then Landlord shall have the option either to (1) repair or restore such damage, this Sublease continuing in full force and effect, or (2) give notice to Tenant at any time within sixty (60) days after such damage terminating this Sublease as of date to be specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after giving such notice. In the event of the giving of such notice, this Sublease shall expire and all interest of Tenant in the Premises shall terminate on such date so specified in such notice.

          17.3 TOTAL DESTRUCTION. In the event the Premises are totally destroyed or the Premises cannot be restored as required herein under applicable laws and regulations, notwithstanding the availability of insurance proceeds, this Sublease shall be terminated effective thirty (30) days after the date of the damage.

          17.4 DAMAGE NEAR END OF THE TERM. Notwithstanding anything to the contrary contained in this Section 16, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Section 16 occurs during the last twelve (12) months of the term of this Sublease or any Extension, if exercised.

          17.5 LANDLORD'S OBLIGATIONS. The Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any paneling, decorations, partitions, railings, floor covering, office fixtures, furniture or equipment or any other improvements or property installed in the Premises and owned by Tenant. Tenant shall be required to restore or replace same in the event of damage. Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration; nor shall Tenant have the right to terminate this Sublease as the result of any statutory provision now or hereafter in effect pertaining to the damage and destruction of the Premises or the Building, except as expressly provided herein.

     18.  CONDEMNATION.
          ------------

          If all or any part of the Premises shall be taken or appropriated for public or quasi-public use by right of eminent domain with or without litigation or transferred by agreement in connection with such public or quasi-public use, either party hereto shall have the right at its option exercisable within thirty
(30) days of receipt of notice of such taking to terminate this Sublease as of the date possession is taken by the condemning authority, provided, however, that before Tenant may terminate this Sublease by reason of taking or appropriation as provided hereinabove, such taking or appropriation shall be of such an extent and nature as to substantially handicap, impede or impair Tenant's use of the Premises. If any part of the Building other than the Premises shall be so taken or appropriated Landlord shall have the right at its option to terminate the Sublease. No award to any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures belonging to Tenant and/or for the interruption of or damage to Tenant's business and/or for Tenant's unamortized cost of leasehold improvements and any sums prepaid by Tenant. In the event of a partial taking which does not result in a termination of this Sublease, rent shall be abated in the proportion which the part of the Premises taken bears to net rented area of the Premises depicted on Exhibit B immediately prior to the taking. No temporary taking of the Premises and/or of Tenant's rights therein or under this Sublease shall terminate the Sublease or give Tenant any right to any abatement of rent.

     19.  ASSIGNMENT AND SUBLETTING.
          -------------------------

          19.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Sublease or any interest therein, and shall not sublet the Premises or any part hereof, without the prior written consent of Landlord and any attempt to do so without such consent being first had and obtained shall be wholly void and shall constitute a breach of this Sublease.

          19.2 NO RELEASE OF TENANT. No consent by Landlord to any assignment, transfer or subletting by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Sublease, whether occurring before or after such consent, assignment or subletting. The consent by Landlord to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other assignment, transfer or subletting. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Sublease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

          19.3  ATTORNEY'S FEES.    In the event Landlord shall consent to a
sub-sublease or assignment under this Section 18, Tenant shall pay Landlord's reasonable attorney's fees incurred in connection with giving such consent.

     20.  SUBORDINATION
          -------------

          20.1 SUBORDINATION. This Sublease at Landlord's option shall be subject and subordinate to all ground or underlying lease s which now exist or may hereafter be executed affecting the Premises or land upon which the Premises are situated or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the land or improvements or either thereof, of which the

Premises are a part, or on or against Landlord's interest or estate therein, or on or against any ground or underlying lease without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination, provided Tenant receives a Nondisturbance Agreement from each lessor, mortgagee or holder of a deed of trust If the holder of any mortgage, deed of trust or ground or underlying lease shall elect to have this Sublease prior to the lien of its mortgage, deed of trust or ground or underlying lease , and shall give written notice thereof to Tenant, this Sublease shall be deemed prior to such mortgage, deed of trust or ground or underlying lease , whether this Sublease is dated prior or subsequent to the date of said mortgage, deed of trust, or ground or underlying lease or the date of the recording thereof, provided that Tenant's right under this Sublease shall remain in effect so long as Tenant is not in default.

          20.2 SUBORDINATION AGREEMENTS. Tenant covenants and agrees to execute and deliver upon demand without charge therefor, such further instruments evidencing such subordination of this Sublease to such ground or underlying lease and to the lien of any such mortgages or deeds of trust as may be required by Landlord, provided that such lessor, mortgagee or holder of the deed of trust agrees to recognize the rights of Tenant under this Sublease and agrees so long as Tenant is not in default of this Sublease beyond any applicable cure periods not to disturb Tenant's possession and occupancy of the Premises..

          20.3 QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying rent and other monetary sums due under the Sublease, performing its covenants and conditions under the Sublease and upon Tenant recognizing any future purchaser as Landlord pursuant hereto, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the term, subject, however, to the terms of this Sublease and of any of the aforesaid ground or underlying leases , Master Lease, mortgages or deeds of trust described above and current matters of record.

          20.4 ATTORNMENT. In the event any proceedings are brought for default under any ground or underlying Lease or in the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Sublease.

          20.5 Tenant agrees to amend this Sublease except for the provisions relating to Rent, Term and Extension(s) upon the request of any Lender providing financing to Landlord or any purchaser of the Premises. Landlord upon the sale of the Premises shall be released d from any and all liability hereunder arising after the closing of the sale. Landlord's liability under this Sublease is limited solely to its interest in the Premises.

     21.  RIGHTS RESERVED TO LANDLORD.   Landlord shall have the following
          -----------------------------
rights, each of which Landlord may exercise without liability to Tenant for damage or injury to property, person, or business due to the exercise of those rights, and the exercise of those rights shall not be deemed to constitute an eviction or disturbance of

Tenant's use or possession of the premises and shall not give rise to any claim for setoff, deduction or abatement of Rent or any other claim:

          21.1 to change the name of the Building or the Building's street address;

          21.2 to install, affix, and maintain any and all signs on the exterior and on the interior of the Building;

          21.3 to remodel, construct additions, relocate, enlarge, , reduce, replace or change lobbies, exits, or entrances and other Common Areas in or to the Building, to remodel, construct additions, relocate, enlarge, reduce, replace or change any other portion or portions of the Building other than the Premises and to decorate and to make repairs, alterations, additions, and improvements, structural or otherwise, in or to the Building. Property and Common Areas to remodel, construct additions, change, reduce, enlarge, reconfigure, relocate, replace and restripe the Common Areas outside the Building including without limitation curb cuts, driveways, parking areas, walkways, service drives and loading docks, to build additional buildings, structures and improvements including above and/or below ground parking decks and structures and to subdivide, resubdivide, plat or replat, including for the purpose of connection with or entrance into or use of the Building and Common Areas in conjunction with any adjoining or adjacent building or buildings and structures, now existing or to be constructed and may for those purposes erect scaffolding and other structures required by the character of the work to be performed and during those operations may enter upon the Premises and take into and upon or through any part of the Building or Property, including the Premises, all materials contractors, agents, consultants and workmen that may be required to make those repairs, alterations, improvements, replacements or additions, and in that connection Landlord may temporarily close public entry ways, other public spaces, or Common Areas, stairways, or corridors and interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord, all without the same constituting an eviction of Tenant in whole or in part and without abatement of rent by reason of loss or interruption of the business of Tenant or otherwise and without in any manner rendering Landlord liable for damages or relieving Tenant from performance of Tenant's obligations under this Sublease. Landlord agrees to use reasonable efforts to minimize interference with Tenant's normal business operations and not to make any permanent alteration or modification to the Property which would materially interfere with the rights granted Tenant under the Sublease;

          21.4 to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Notwithstanding the provision for Landlord's access to the Premises, Tenant relieves and releases Landlord of all responsibility and liability arising out of theft, robbery, or pilferage. Upon the expiration of the term or of Tenant's right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets, or vaults left in the Premises;

          21.5 to approve the weight, size, and location of safes, vaults, books, files, and other heavy equipment and personal property and fixtures in and about the Premises and the Building so as not to exceed the design live load per square foot designated by the structural engineer for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and the Premises only at times and in a manner as Landlord shall direct in writing (Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord, Movement of Tenant's property into or out of the Building or premises and within the Building are entirely at the risk and responsibility of Tenant;

          21.6 to establish controls for the purpose of regulating all property and packages, both personal or otherwise, to be moved into or out of the building and Premises and to establish controls for all persons using the Building;

          21.7 to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building;

          21.8 to regulate delivery of supplies, food, other goods and services in order to ensure the cleanliness and security of the Premises and the Building and to avoid congestion of the loading docks, receiving areas, and elevators;

          21.9 to show the Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term or to prospective mortgagees, ground lessors, or purchasers of the Property at any time and, if vacated or abandoned, to show the Premises to prospective tenants at any time and to prepare the Premises for reoccupancy;

          21.10 to erect, use, repair, replace, and maintain concealed pipes, ducts, wiring, and conduits and appurtenances thereto, in and through the Property including without limitation walls, below the floor and above the suspended ceiling;

          21.11 to enter the Premises at any reasonable time upon prior notice (except no notice shall be required in the event of an emergency) to inspect the Premises; and

          21.12 to exercise and enjoy any rights and perform any acts with respect to the Property not specifically reserved to Tenant.

     22.  ENVIRONMENTAL PROVISIONS.  Tenant shall not, without the prior written
          ------------------------
consent of Landlord, cause or permit any hazardous substances (defined below) to be brought or remain upon, kept, used, discharged, leaked, or emitted in or about, or treated, at the Property. As used in this Sublease, "Hazardous Substances" means any hazardous, etiological, toxic, or radioactive substance, material, matter, or waste that is or becomes during the Sublease Term regulated by any applicable federal, state, or local law, ordinance, order, rule, regulation, code, or any governmental restriction or requirement, and shall include but not be limited to asbestos, petroleum products, polychlorinated biphenyls and the terms "Hazardous Substance" and "Hazardous Waste" as defined in the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C.(S)9601, et seq., and the Resources Conservation and Recovery Act, as amended, 42 U.S.C. (S)6901, et seq.

     In addition to, and in no way limiting, Tenant's duties and obligations as set forth in this Sublease, should Tenant breach any of its duties and obligations as set forth in this section, or if the presence of any Hazardous Substances on the Property results in contamination of the Property or any other property, the atmosphere, or any water or waterway (including groundwater) or if contamination of the Property by any Hazardous Substances otherwise occurs for which Tenant is otherwise legally liable to Landlord for damages resulting therefrom, Tenant shall indemnify, hold harmless and, at Landlord's option, defend Landlord, and its successors, assigns, contractors, agents, employees, shareholders, partners, officers, directors, affiliates and any entity or persons providing financing to the Landlord as well as the Master Landlord, from any and all claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action, and losses of any and every kind and nature, including, without limitation, diminution in value of the Property , damages for the loss or restriction on use of the rentable or usable space or of any amenity of the Premises or the Building, damages arising from any adverse impact on marketing space in the Building, and sums paid in settlement of claims and for attorneys' fees, consultant fees, and expert fees that may arise during or after the Sublease Term or any Extensions, if exercised, as a result of that contamination. This includes, without limitation, costs and expenses incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of the presence of Hazardous Substances on or about the Property, or because of the presence of Hazardous Substances anywhere else that came or otherwise emanated from Tenant or the Property. Without limiting the foregoing, if the presence of any Hazardous Substances on or about the Property caused or permitted by Tenant results in any contamination of the Property Tenant shall, at its sole expense, promptly take all actions and expense as are necessary to return the Premises and the Building to the condition existing prior tot he introduction of any Hazardous Substances to the Property; provided, however, that Landlord's written approval of these actions shall first be obtained.

     23.  DEFAULT:  REMEDIES
          ------------------

          23.1 DEFAULT. The occurrence of any of the following shall constitute a material default and breach of this Sublease by Tenant:

               (a) Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder (where such failure continues for five (5) business days after written notice by Landlord to Tenant);

               (b) The abandonment or vacation of the Premises by Tenant;

               (c) A failure by Tenant to observe and perform any other provision of this Sublease to be observed by Tenant, where such failure continues for ten (10) days after written notice thereof, by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said ten (10) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion, within thirty (30) days thereafter.

               (d) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy [unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days]; the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Sublease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Sublease, where such seizure is not discharged within thirty (30) days.

          23.2 REMEDIES. In the event of any such material default or breach by Tenant, Landlord may, at any time thereafter without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach:

               (a) Maintain this Sublease in full force and effect and recover the Rent, additional rent and other monetary charges as they become due, without terminating Tenant's right to possession irrespective of whether Tenant shall have abandoned the Premises. In the event Landlord elects not to terminate the Sublease, Landlord shall have the right to attempt to re-let the Premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Sublease, including removal of all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any such re-letting occurs, this Sublease shall terminate automatically upon the new Tenant taking possession of the Premises. Notwithstanding that Landlord fails to elect to terminate the Sublease initially, Landlord at any time during the term of this Sublease may elect to terminate this Sublease by virtue of such previous default of Tenant.

               (b) Terminate Tenant's right to possession by any lawful means, in which case this Sublease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default; including without limitation thereto, the following: (1) any unpaid rent which has been earned at the time of such termination; plus (2) the amount by which the unpaid rent which would have been earned after termination until the time of a judicial award exceeds the amount of such rental loss, that is proved could have been reasonably avoided; plus (3) the amount by which the unpaid rent for the balance of the term after the time of a judicial award exceeds the amount of such rental loss that is proved could be reasonably avoided, discounted to its net present value at ten percent (10%); plus (4) any other amount necessary to compensate Landlord for all the detriment, loss, cost and damage, proximately caused by Tenant's failure to perform its obligations under this Sublease including, but not limited to, Rent, additional rent and other monetary obligations as they become due, attorney's fees, costs to re-let and remodel the Premises, costs of regaining possession, real estate brokers' commissions and interest on all such sums accruing at a maximum lawful rate from the date of default until paid in full or which in the ordinary course of events would be likely to result therefrom; plus (5) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. Upon any such re-entry Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises which Landlord in its sole discretion deems reasonable and necessary. The term Rent as used in this Section 22, shall be deemed to be and to mean the Rent and additional rent to be paid pursuant to this Sublease and all other monetary obligations required to be paid by Tenant pursuant to the terms of the Sublease. Landlord agrees to take reasonable actions to mitigate damages caused by Tenant's default hereunder.

          23.3 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Sublease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to three and three quarters percent (3.75%) of such overdue amount each and every month (or any portion thereof) until said late payment is paid in full. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

     24.  ESTOPPEL CERTIFICATE.  Tenant and Landlord agree at any time and from
          --------------------
time to time, upon not less than ten (10) business days' prior written request from the other party to execute, acknowledge and deliver to the requesting party a statement in writing, in form and content reasonable acceptable to both parties, an estoppel certificate certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which Rent, additional rent and charges have been paid and certifying that it is not in default (or if a default is alleged, stating the nature of the alleged default), and further certifying such other matters as the requesting party shall require. It is intended that any such statement delivered pursuant to this Section may be relied upon by any purchaser, owner, lender, subtenant, assignee or any entity which is a party to a potential merger, consolidation with or to the acquisition of substantially all of the assets or stock of andlord or Tenant. In the event either party shall fail to execute and deliver any such instrument within the foregoing time period as requested, such party hereby irrevocably appoints the requesting party as its attorney-in-fact to execute such instrument in its name, it being agreed that such appointment is one coupled with an interest and the statements contained in such instrument shall be deemed to be true and correct and binding on such party, who shall be estopped from denying or contesting the facts contained in such instrument.

     25.  SUBLEASE SUBJECT TO MASTER LEASE.  It is hereby acknowledged and
          ---------------------------------
confirmed by Landlord and Tenant that this Sublease is subject, in all respects, to the terms and conditions of the Master Lease .

     Tenant agrees at any time and from time-to-time upon not less than ten (10) days prior request from Landlord or Master Landlord, to execute, acknowledge and deliver to Landlord or Master Landlord, a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect, as modified, and stating the modifications and the dates to which the fixed rent and other charges have been paid in advance, if any, and confirming Tenant's acceptance of the Premises, the commencement of the Term, and the Rent provided hereunder, it being intended that any such statement delivered pursuant to this subparagraph may be relied upon by any prospective purchaser or mortgagee of Landlord or Master Landlord.

     Tenant agrees that this Sublease is subject to and subordinate to the Master Lease and that it will, upon Master Landlord's request (or its Mortgagee's request), attorn to the Master Landlord (or its Mortgagee) and pay the Master Landlord (or its Mortgagee) all of the rents and other moneys required to be paid by the Tenant under this Sublease, and perform all of the terms, covenants, conditions and obligations contained in this Sublease. If Master Landlord (or its Mortgagee) request such attornment by Tenant, Tenant's attornment shall be conditioned upon the Master Landlord's (and if its Mortgagee requires such attornment, then also such Mortgagee's) recognition of Tenant as the sublessee under the Sublease and the Tenant's rights under the Sublease which Master Landlord and Mortgagee agree not to disturb so long as Tenant is not in default hereunder (beyond any applicable notice and cure periods) and this Sublease shall continue as a direct lease between Tenant and Master Landlord (or such Mortgagee, its successors or assigns, if it or such successor or assign becomes the owner of the Premises) upon all of the terms and conditions hereof. In no event shall Master Landlord (or any successor owner of the Premises) have any obligation to perform any of Tenant's obligations under the Sublease with respect to those obligations that arise prior to the date that Master Landlord (or its successor owner of the Premises) becomes the direct landlord hereunder. Any obligation of Master Landlord (or such successor owner of the Premises) arising under this Sublease after such date shall be without recourse to Master Landlord (or any such successor owner of the Premises), other than to the interest of Master Landlord (or such successor owner of the Premises) in the property demised by this Sublease. The term "Mortgagee" shall initially mean the holder of any mortgage deed of trust or similar lien against the Premises given by the Master Landlord or its predecessor in interest, but upon any judicial or non-judicial foreclosure sale or deed in lieu thereof, the term "Mortgagee" shall mean the purchaser at such sale or the transferee by deed in lieu thereof.

     26.  MISCELLANEOUS.
          -------------

               (a) Any and all discussions and negotiations between Landlord and Tenant have been merged into this Sublease. No rights are conferred upon Tenant until this

Sublease has been executed by Landlord. Any and all representations and agreements by either of the parties or their agents made during negotiations prior to execution of this Sublease and which representations and agreements are not contained in this Sublease shall not be binding upon either of the parties hereto.

               (b) Landlord and Tenant represent and warrant to each other that they have not had any dealings with any real estate brokers, finders or agents in connection with this Sublease. Landlord and Tenant agree to indemnify, defend and hold each other and their successors and assigns harmless from any and all claims, costs, commissions, fees or damages by any person or firm claiming to have negotiated, instituted or brought about this Sublease.

               (c) All terms and words used in this Sublease, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Sublease or any portion of this Sublease may require, the same as if such words had been fully and properly written in the number and gender.

               (d) This Sublease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

               (e) If any provision of this Sublease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons whose circumstances are other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

               (f) No modification, alteration or amendment of this Sublease shall be binding unless in writing and executed by the parties hereto.

               (g) The headings to the Sections of this Sublease are inserted only as a matter of convenience and for reference, and in no way confine, limit or proscribe the scope or intent of any Section of this Sublease, nor in any way affect this Sublease.

               (h) This Sublease is binding upon and shall inure to the benefit of the parties, hereto and their respective heirs, administrators, executors, successors and assigns.

               (i) Time is of the essence of this Sublease and each provision; provided, however, if the final (but not any interim) date of any period set forth herein falls on a Saturday, Sunday or legal holiday under the laws of the United States of America, the final date of such period shall be extended to the next business day.

               (j) This Sublease shall be governed by and construed and interpreted in accordance with the laws of the state of Colorado.

               (k) Each party hereto has reviewed and revised (or requested revisions of) this Sublease, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Sublease or any Exhibits hereto.

               (l) Every notice, approval, consent or other communication authorized or required by this Sublease shall be effective if given in writing and either hand delivered, sent by recognized overnight delivery courier service, or sent by United States Certified Mail, Return Receipt Requested, with postage prepaid, and addressed to the Landlord at its office address as set forth above and to Tenant at its office address as set forth above or at such other address as any party shall from time to time designate to the other in writing. Every notice shall be deemed to be effective upon delivery, if delivered, the next business day, if sent by overnight courier service, or on the second business day after mailing, if mailed.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Sublease to be executed as of the date first above written

                                LANDLORD:

                                BOSTON CHICKEN, INC.

                                a Delaware corporation

                                By: /s/ J. Randal Miller
                                    ---------------------------------
                                Name:   J. Randal Miller
                                      -------------------------------
                                Title:  Vice President
                                       ------------------------------

                                TENANT:

                                EINSTEIN/NOAH BAGEL CORP.

                                a Delaware corporation

                                By: /s/ David G. Stanchak
                                    ---------------------------------
                                Name:   David G. Stanchak
                                      -------------------------------
                                Title:  Chief Development Officer
                                       ------------------------------

                                   EXHIBIT A
                                   ---------

                       LEGAL DESCRIPTION OF THE PROPERTY
                       ---------------------------------


LOT 2 OF DENVER WEST PROPERTIES AMENDMENT NO. 4 RECORDED DECEMBER __, 1996 AT RECEPTION NO. ________________, LOCATED IN THE SOUTHWEST 1/4 OF SECTION 31, TOWNSHIP 3 SOUTH, RANGE 69 WEST, COUNTY OF JEFFERSON, STATE OF COLORADO.

                                   EXHIBIT B
                                   ----------

                          FLOOR PLAN OF THE PREMISES
                          --------------------------

                                   EXHIBIT C
                                   ----------

                          TERM COMMENCEMENT AGREEMENT
                          ---------------------------

     THIS AGREEMENT, made this ____ day of ___________, 19____, by and between ______________________________, a ________________ corporation (herein
"Landlord") and _____________________________, a ________________ corporation
(herein "Tenant").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Landlord and Tenant have entered into that certain office Sublease dated _______________, ______ ("Sublease") for the Premises located at 14123 Denver West Parkway, Second Floor, Golden, CO 80401; and

     WHEREAS, Landlord and Tenant wish to set forth their agreements as to the commencement of the Term of this Sublease.

     NOW, THEREFORE, in consideration of the Premises as described in the Sublease and the covenants set forth therein. Landlord and Tenant agree as follows:

     The Term of the Sublease commenced on __________, 19____.
     The initial or base term of the Sublease shall expire on _________, 19____. Tenant has two (2) options of five (5) years each.
     The Rent Commencement Date for purposes of paying Rent additional rent and charges under the Sublease is _____________, 19____.
     Monthly rents payable during the first Sublease Year are as follows:
        (a) Rent:            ___________________________
        (b) Taxes:           ___________________________
        (c) Insurance:       ___________________________
        (d) Admin. Serv.     ___________________________
             Charge:         ___________________________

        TOTAL MONTHLY:  $    ___________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LANDLORD:                    TENANT:

________________________     _________________________

________________________     _________________________

                                   EXHIBIT D
                                   ----------

                                 MASTER LEASE
                                 ------------